Exhibit 99.1

Media Relations:

Investor Relations:

Chris Faust

Jeff Ramson

FastLane Communications

ProActive Newsroom

973-582-3498

212-828-7373

cfaust@fast-lane.net

jramson@proactivecrg.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation to Report Fiscal 2011 and Fourth Quarter Financial Results on January 13

Management to Discuss Results and Fiscal 2012 Outlook in January 16 Conference Call

POMPANO BEACH, FL – January 6, 2012 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing, today announced that its management will conduct a conference call at 4:30 p.m. ET on Monday, January 16, 2012, to discuss its fiscal 2011 fourth quarter and full year financial results for the period ended September 30, 2011. The Company anticipates releasing financial results and filing its Form 10-K after the close of trading on the previous trading day, Friday, January 13, 2012. During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and Mr. Robert Tomlinson, the Company's CFO, will discuss the Company's financial results as well as provide an outlook for fiscal 2012. Management discussion will be followed by an open Q&A session.

Mr. Selman stated, “We have already announced consolidated revenues for fiscal 2011 of approximately $17.7 million, approximately 6.0% in excess of our fiscal 2010 revenues, and consolidated revenues for the fourth quarter of fiscal 2011 of approximately $4.3 million, approximately 7.1% in excess of our revenues for the fourth quarter of fiscal 2010. We have also announced positive cash provided by operating activities (before changes in current assets and liabilities) for fiscal 2011, which is positive for the full year for the first time in our company’s history. We do not expect our full report on January 13 to contain any material changes to these already reported items.”

Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=84469 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=84469.

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Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media Corporation are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media's filings with the Securities and Exchange Commission.

About Onstream Media:

Onstream Media Corporation (NASDAQ:ONSM), is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

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